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                                                                    EXHIBIT 23.1

                        INDEPENDENT ACCOUNTANTS' CONSENT

     We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-4 (File No. 333-31060) of our report dated February 16, 2000 relating to the consolidated financial statements and financial statement schedule appearing in El Paso Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Houston, Texas
March 16, 2000